UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  June 22, 2012

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas 77042

 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On June 22, 2012, Geokinetics Inc., a Delaware corporation (the “Company”), issued a press release announcing that Richard F. Miles, Chief Executive Officer, will present at the Global Hunter Securities 100 Energy Conference in  San Francisco, CA on Tuesday, June 26, 2012 at 3:00 p.m. PDT (5:00 p.m. CDT, 6:00 p.m. EDT).  The slide presentation and a link to the live audio webcast will be available on the Company’s website at http://www.geokinetics.com on Tuesday, June 26, 2012.  A copy of the press release is attached as Exhibit 99.1, the contents of which are furnished in their entirety.

On June 22, 2012, Geokinetics Inc., a Delaware corporation (the “Company”), issued a press release announcing that Mr. Miles will participate in the 2012 Louisiana Energy Conference to be held June 27-28, 2012 in New Orleans, LA.  Mr. Miles will participate in the International Oil Services:  Is the Growth Continuing panel discussion on Thursday, June 28, 2012 at 2:15 p.m. EDT (1:15 p.m. CDT, 11:15 a.m. PDT).  An accompanying slide presentation will be available on the Company’s website at http://www.geokinetics.com on Thursday, June 28, 2012. A copy of the press release is attached as Exhibit 99.2, the contents of which are furnished in their entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release dated June 22, 2012 announcing Geokinetics to Present at GHS 100 Energy Conference.

	99.2	Press release dated June 22, 2012 announcing Geokinetics to Participate in 2012 Louisiana Energy Conference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: June 22, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

3